AMENDMENT TO AND ASSIGNMENT OF
                               PURCHASE AGREEMENT



      THIS AGREEMENT is made between and among ANGELES PARTNER XIV, a California limited partnership ("Seller"), MILLER-VALENTINE PARTNERS, an Ohio general partnership ("Purchaser") and MID-STATES DEVELOPMENT COMPANY, an Ohio general partnership ("Assignee") effective as of the 27th day of April, 1995.

      1. Background. Seller and Purchaser entered into that certain Purchase Agreement dated March 20, 1995 ("Contract") relating generally to the purchase and sale of real property, fixtures and personal property referred to therein collectively as the Property.

      2. Closing Date Extended. Section 7.1 of the Contract is amended to read as follows:

            The parties agree to consummate this purchase and sale and the transaction contemplated hereby (Closing) on June 15, 1995, or at such earlier time as the parties may agree. The Closing shall be in the office of the Title Company in Dayton, Ohio or at such other place as the parties may agree. Purchaser and Seller agree to work toward an earlier Closing if conditions precedent to Closing can be reasonably accomplished by such earlier date.

      3. Substitution of New Purchaser/Assignment and Assumption. Purchaser assigns all of its interest in and to the Contract to Assignee. The name of Assignee is hereby substituted as the Purchaser in the Contract, and Assignee assumes all obligations of Purchaser under the Contract as amended hereby. Assignee agrees to indemnify and hold Purchaser harmless for any loss, damage or expense arising from or connected with the Contract or the assignment thereof.

      4. Seller's Consent to Assignment and Release of Purchaser. Seller consents to the assignment of Purchaser's interest in and to the Contract to Assignee, acknowledges Assignee's assumption of Purchaser's obligations under the Contract as amended hereby, and in consideration of such assumption, releases Purchaser from further liability under the Contract as amended hereby.



      5.    The Contract as amended hereby remains in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below their respective signatures but effective as of and from the date first above written.

                              PURCHASER:

                              MILLER-VALENTINE PARTNERS, an Ohio
                              general partnership


                              By:/s/William J. Schneider

                              Its General Partner

                              Date:  4/28/95


                              ASSIGNEE:

                              MID-STATES DEVELOPMENT COMPANY, an
                              Ohio general partnership


                              By:/s/James M. Miller

                              Its General Partner

                              Date:  4/28/95


                              SELLER:

                              ANGELES PARTNERS XIV, a California
                              partnership

                              By:  ANGELES REALTY CORPORATION, II,
                                    its general partner


                                    By:/s/Robert D. Long, Jr.

                                    Its:  CAO/Controller

                              Date:  5/1/95